EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Stacy Feit
(818) 871-3000
investorrelations@thecheesecakefactory.com

THE CHEESECAKE FACTORY TO WEBCAST

FIRST QUARTER FISCAL 2018 EARNINGS CONFERENCE CALL

ON APRIL 25, 2018

Calabasas Hills, Calif., — March 28, 2018 — The Cheesecake Factory Incorporated (NASDAQ: CAKE) today announced it will release first quarter fiscal 2018 financial results after market close on Wednesday, April 25, 2018. The Company will hold a conference call to discuss its results on the same day beginning at 2:00 p.m. Pacific Time. The conference call will be webcast and can be accessed on the Company’s website, investors.thecheesecakefactory.com. A replay of the webcast will be available on the Company’s website through May 25, 2018.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated created the upscale casual dining segment in 1978 with the introduction of its namesake concept. The Company, through its subsidiaries, owns and operates 214 full-service, casual dining restaurants throughout the U.S.A., including Puerto Rico, and Canada, comprised of 199 restaurants under The Cheesecake Factory® mark; 13 restaurants under the Grand Lux Cafe® mark; and two restaurants under the RockSugar Southeast Asian Kitchen® mark (formerly known as Rock Sugar Pan Asian Kitchen®). Internationally, 20 The Cheesecake Factory® restaurants operate under licensing agreements. The Company’s bakery division operates two bakery production facilities, in Calabasas Hills, CA and Rocky Mount, NC, that produce quality cheesecakes and other baked products for its restaurants, international licensees and third-party bakery customers. In 2018, the Company was named to the FORTUNE Magazine “100 Best Companies to Work For®” list for the fifth consecutive year. To learn more about the Company, visit www.thecheesecakefactory.com.

FORTUNE and FORTUNE 100 Best Companies to Work For® are registered trademarks of Time Inc. and are used under license.  From FORTUNE Magazine, March 1, 2018 ©2018 Time Inc. Used under license. FORTUNE and Time Inc. are not affiliated with, and do not endorse products or services of, The Cheesecake Factory Incorporated.

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The Cheesecake Factory Incorporated

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100